UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    Form 8-K




                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported): September 18, 1997




                           ASR INVESTMENTS CORPORATION
                           ---------------------------
             (Exact name of registrant as specified in its charter)



          MARYLAND                      1-9646                   86-0587826
       ---------------            ---------------------    ---------------------
       (State or other            (Commission File No.)    (IRS Employer ID No.)
jurisdiction of incorporation)



               335 North Wilmot, Suite 250, Tucson, Arizona 85711
               --------------------------------------------------
               (Address of principal executive office) (Zip Code)


                                 (520) 748-2111
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               Registrant's telephone number, including area code:


                                 Not Applicable
              -----------------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

                          ASR INVESTMENTS CORPORATION

                           Current Report on Form 8-K


ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

         On September 18, 1997, the Company completed the acquisition from independent third parties of three apartment communities ("MTP Properties) containing a total of 900 units in the Dallas, Texas area. A description of the acquisition and the communities is included in a Current Report on Form 8-K filed by the Company on August 28, 1997. The sellers contributed the properties to Heritage Communities L.P. of which the Company is the general partner. The Company (i) assumed or refinanced mortgage debt totalling $18,035,000, (ii) issued 374,581 shares of the Company's common stock, (iii) issued limited partnership units in Heritage Communities, L.P. that are convertible to 27,721 shares of the Company's common stock, and (iv) paid $2,400,000 in cash to the sellers. In addition, the Company plans to spend approximately $1,900,000 in capital improvements in these three communities.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
          INFORMATION, AND EXHIBITS.

(a)      FINANCIAL STATEMENTS OF PROPERTIES ACQUIRED

         The financial statements required under this Item 7 are included in a Current Report on Form 8-K filed by the Company on August 28, 1997.

(b)       PRO FORMA FINANCIAL STATEMENTS

         The pro forma financial statements required under this Item 7 are included in a Current Report on Form 8-K filed by the Company on August 28, 1997.

                                  ***********

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASR INVESTMENTS CORPORATION



By: /s/ Joseph Chan
   ---------------------------------
Name: Joseph Chan
Its:  Executive Vice President, Chief Operating Officer,
      Secretary and Treasurer

September 29, 1997